UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________________

FORM 8-K

_______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

September 30, 2007	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

 (Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road Pine Mountain, GA 31822
(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Statement

As a result of a comment by the staff of the Securities and Exchange Commission, Parks! America, Inc. (the “Company) determined that it should file this report on Form 8-K in order to place in the public record certain financial statements of its former subsidiary, Park Staffing Services LLC (“Park Staffing Services”) (formerly known as “Computer Contract Services, Inc. d/b/a tempSERV”).  Attached to this report on Form 8-K as Exhibit 99.1 are financial statements of Park Staffing Services for the nine-month period ended September 30, 2007 and the year ended December 31, 2006.  Park Staffing Services is not currently a subsidiary of the Company, as further described below.

Item 8.01 Other Events

On September 30, 2007, the Company entered into an asset purchase agreement with Computer Contact Service, Inc. (“CCS”) to acquire substantially all of the assets of Park Staffing Services, then a division of CCS.

The acquisition was completed on September 30, 2007.  On December 30, 2008, the Company entered into an agreement to re-convey Park Staffing Services to CCS effective as of January 1, 2009.  The Company recorded a Loss on Sale of Discontinued Operations of $616,080 as at December 31, 2008 to reflect this transaction.  Park Staffing Services is treated as a discontinued segment of the Company in the Company’s current financial statements, filed on form 10-Q for the period ended June 28, 2009.

Item 9.01

Financial Statements and Exhibits

(a)         Financial Statements of Business Acquired.

Not applicable.

(b)         Pro Forma Financial Information.

Not applicable.

(c)         Shell Company Transaction.

Not applicable.

(d)         Exhibits.

Exhibit	Exhibit Description

Exhibit 99.1	Audited Financial Statements of Computer Contact Services, Inc., dba “Tempserv” for the nine months ended September 30, 2007 and the year ended December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 26, 2009

PARKS! AMERICA, INC.

By: /s/ Jon Laria

Name: Jon Laria

Title:   Chief Financial Officer